                                                                    EXHIBIT 12.1

                FRIENDLY ICE CREAM CORPORATION AND SUBSIDIARIES
         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                      SIX MONTHS ENDED
                                                                                                ----------------------------
                                        1992        1993       1994        1995        1996     JUNE 30, 1996  JUNE 29, 1997
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

Earnings

  Income (loss) before (provision
    for) benefit from income taxes
    and cumulative effect of
    changes in accounting
    principles.....................  $  (12,121) $  (30,670) $  (8,597) $  (25,234) $  (13,640)  $   (14,180)   $    (7,684)

  Interest and amortization of
    deferred finance costs.........      37,630      38,786     45,467      41,904      44,141        22,138         22,238

  Implicit rental interest
    expense........................       4,986       5,171      5,590       5,729       5,990         2,924          2,937
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

    Total earnings.................      30,495      13,287     42,460      22,399      36,491        10,882         17,311
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

Fixed Charges

  Interest and amortization of
    deferred finance costs.........      37,630      38,786     45,467      41,904      44,141        22,138         22,238

  Capitalized interest.............         128         156        176          62          49            35             17

  Implicit rental interest
    expense........................       4,986       5,171      5,590       5,729       5,990         2,924          2,937
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

    Total fixed charges............      42,744      44,113     51,233      47,695      50,180        25,097         25,192
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

Earnings insufficient to cover
  fixed charges....................  $   12,249  $   30,826  $   8,773  $   25,296  $   13,689   $    14,215    $     7,881
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------
                                     ----------  ----------  ---------  ----------  ----------  -------------  -------------

                                     TWELVE MONTHS
                                         ENDED
                                     JUNE 29, 1997
                                     --------------
Earnings
  Income (loss) before (provision
    for) benefit from income taxes
    and cumulative effect of
    changes in accounting
    principles.....................    $   (7,324)
  Interest and amortization of
    deferred finance costs.........        44,241
  Implicit rental interest
    expense........................         6,003
                                     --------------
    Total earnings.................        42,490
                                     --------------
Fixed Charges
  Interest and amortization of
    deferred finance costs.........        44,241
  Capitalized interest.............            31
  Implicit rental interest
    expense........................         6,003
                                     --------------
    Total fixed charges............        50,275
                                     --------------
Earnings insufficient to cover
  fixed charges....................    $    7,355
                                     --------------
                                     --------------